                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement No. 333-7637.


                                          /s/ LUBOSHITZ, KASIERER & CO.
                                          LUBOSHITZ, KASIERER & CO.
                                          Member Firm of Andersen Worldwide, SC


Jerusalem, Israel
October 23, 1996